Exhibit 99.1

KKR Financial Holdings LLC Prices 7.375% Series A LLC Preferred Shares

SAN FRANCISCO, Jan. 10/PRNewswire-FirstCall/ — KKR Financial Holdings LLC (NYSE: KFN) (the “Company”) today announced pricing of a public offering of 13 million 7.375% Series A LLC Preferred Shares (the “Shares”) at a public offering price of $25 per Share.  Distributions on the Shares will be paid quarterly, when, as and if declared by the Company’s board of directors on January 15, April 15, July 15 and October 15 of each year, beginning April 15, 2013. The Shares are being offered in an underwritten registered public offering. The offering is expected to close on January 17, 2013, subject to customary closing conditions.  The Company intends to apply to list the Shares on the New York Stock Exchange under the symbol “KFP.” If the application is approved, the Company expects trading in the Shares on the New York Stock Exchange to begin within 30 days after the Shares are first issued.

Total aggregate gross proceeds from the offering are $325 million, exclusive of any proceeds attributable to the underwriters’ possible exercise of their over-allotment option. In connection with this offering, the Company has granted the underwriters an over-allotment option to purchase up to an additional 1.95 million Shares for additional aggregate gross proceeds of $48.75 million.

The net proceeds to the Company from the offering of the Shares after deducting the underwriting discount will be approximately $314.76 million, excluding offering expenses payable by the Company, and exclusive of any proceeds attributable to the underwriters’ possible exercise of their over-allotment option. The Company intends to use the net proceeds for general corporate purposes, including payments made in connection with the repurchase, redemption or conversion of the Company’s outstanding senior indebtedness.

Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering.  RBC Capital Markets, LLC is acting as lead manager for the offering and KKR Capital Markets LLC is acting as co-manager for the offering.

The Company has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the Securities and Exchange Commission (the “SEC”) for the offering of the Shares described in this press release. Before investing, prospective buyers should read the prospectus and preliminary prospectus supplement included in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the Shares. These documents may be obtained for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the preliminary prospectus supplement and final prospectus supplement, when available (including the prospectus), may be obtained by contacting Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-800-831-9146; Morgan Stanley & Co. LLC, 180 Varick Street, New York, NY 10014, Attention: Prospectus Department, telephone: 1-866-718-1649 or by emailing prospectus@morganstanley.com; UBS Securities LLC, 299 Park Avenue, New York, NY 10171, Attention: Prospectus Specialist, telephone: 1-877-827-6444, ext. 561 3884; or Wells Fargo Securities, LLC, 1525 West W.T. Harris Blvd., NC0675, Charlotte, North Carolina 28262, Attention: Capital Markets Client Support, telephone: 1-800-326-5897 or by emailing cmclientsupport@wellsfargo.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Shares described herein, nor shall there be any sale of these Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering of these Shares will be made only by means of the prospectus supplement and the related prospectus. The Shares being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the registration statement, the prospectus contained therein or the prospectus supplement.

About KKR Financial Holdings LLC

KKR Financial Holdings LLC is a specialty finance company with expertise in a range of asset classes. KFN’s core business strategy is to leverage the proprietary resources of its manager with the objective of generating both current income and capital appreciation. KFN executes its core business strategy through its majority-owned subsidiaries. KFN is externally managed by KKR Financial Advisors LLC, a wholly-owned subsidiary of KKR Asset Management LLC, which is a wholly-owned subsidiary of Kohlberg Kravis Roberts & Co. L.P.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the proposed offering of Shares, the anticipated use of proceeds therefrom and the expected trading date of the Shares on the New York Stock Exchange. These forward-looking statements involve known and unknown risks, uncertainties and other factors discussed in the Company’s filings with the SEC. Any forward-looking statements speak only as of the date of this press release and the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to the Company’s business in general, please refer to the Company’s SEC filings, including (i) its preliminary prospectus supplement, dated the date hereof, (ii) its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 28, 2012 and (iii) Item 8.01 of its Current Report on Form 8-K, filed with the SEC on January 10, 2013.

Investor Relations Contact:

Pam Testani

(415) 315-6597

investor-relations@kkr.com

Media Contact:

Kristi Huller

(212) 750-8300

media@kkr.com